UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On February 17, 2011 and February 18, 2011, the Company's senior secured lender (the "Lender") made demand for payment of $500,000 and $250,000, respectively, of the principal amount due under the promissory note referred to in the Company's financial statements and prior filings with the Securities and Exchange Commission as "Term Note B." On February 22, 2011, the Company provided the Lender with written notice of its election to pay the amount so demanded in shares of its common stock. Pursuant to the terms of Term Note B, the Company will issue a total of 149,416 shares in satisfaction of the $750,000. The Company will deliver 99,179 shares on March 2, 2011 and 50,237 shares on March 3, 2011.

The shares issued by the Company in payment of the $750,000 demanded under Term Note B will be issued to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The transaction did not involve a public offering, was made without general solicitation or advertising, and there were no underwriting commissions or discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: February 28, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer